Exhibit 99.1

FOR IMMEDIATE RELEASE: August 3, 2015

Salon Media Group Announces WGA Will Serve as Collective Bargaining Representatives

NEW YORK, NY (August 3, 2015). Salon Media Group, Inc. (OTCQB: SLNM) today announced that it and approximately 25 of its editorial employees have agreed that the Writers Guild of America, East, Inc. will serve as the collective bargaining representative of these editorial employees. The Company expects to commence negotiations of a collective bargaining agreement in the near future. The Company does not expect to comment further on the subject until such negotiations have been completed.

About Salon Media Group

Salon Media Group (OTCBQ: SLNM.PK) operates the pioneering, award-winning news site, Salon.com. Salon.com covers breaking news, politics, culture, technology and entertainment through investigative reporting, fearless commentary and criticism, and provocative personal essays. Salon.com has been a leader in online media since the dawn of the digital age and has bureaus in San Francisco, New York City and Washington D.C.

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